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Broadcom’s Assault on Qualcomm Risks Stifling Innovation

By James F. Rill

February 15, 2018

A bitter hostile proxy fight that has generated months of dramatic headlines poses a threat to future technology breakthroughs and U.S. economic leadership.

Broadcom’s bid for Qualcomm has focused on purported short-term investor gain while ignoring the long-term harm to innovation that is the lifeblood of Qualcomm and of mobile communications systems used worldwide. In Broadcom’s fervor to eliminate its most significant innovation rival, it has unleashed a tirade of advocacy, including the suggestion that Broadcom will be able summarily to resolve (at unspecified cost) all of the outstanding antitrust challenges to Qualcomm’s licensing practices. Theoretically, this effort will eliminate distraction and greatly benefit Broadcom shareholders post-acquisition. Indeed, some anti-Qualcomm commentators have hailed this prospect, ignoring the fact that Broadcom itself is reportedly under investigation by the U.S. Federal Trade Commission for potentially abusive practices. But the assumption that the elimination of Qualcomm’s licensing program, as it currently stands, would provide a “fix,” without any consideration of the costs of doing so, is wrong. Qualcomm’s licensing revenues fuel one of the largest and most successful innovation initiatives in history; Broadcom’s approach would sacrifice that initiative in favor of short-term profit.

Broadcom’s arguments put misplaced focus on the antitrust attacks that have been driven by Qualcomm’s rivals rather than economic rationale. It is important to note that Qualcomm, has in fact, not “lost” all of these fights. The European Commission dismissed its investigation into Qualcomm’s long-standing licensing practices several years ago, without requiring any changes. More recently, the decision of China’s NDRC did not disrupt Qualcomm’s—and the mobile industry’s—ubiquitous practice of standardized technology licensing like Qualcomm’s only to cell phone makers. In fact, Qualcomm reports that more than 100 cell phone suppliers have since signed license agreements on terms consistent with the NDRC decision.

Qualcomm’s inventions include the core technologies behind 3G, LTE, and 5G communications that are just around the corner. These are the keys to using cellular phones for GPS navigation, mobile video, app store operations and many other functions. Broadcom’s argument that the wholesale revision of Qualcomm’s licensing practices is a salve to the situation ignores the prospect that Broadcom’s proposed approach could devastate the innovation framework that has fueled Qualcomm’s success and contributed vastly to consumer welfare. Moreover, Broadcom offers no proposal for an alternative licensing framework that will sustain Qualcomm’s innovation prowess or benefit shareholders.

Further, what Broadcom is ignoring is that the current, long-standing industry approach—the approach in which Qualcomm’s licensing model is grounded—is a careful balancing of incentives for technology innovators, implementers who manufacture devices and consumers, and that such changes will create diseconomies. That balancing of incentives was struck not by government fiat but through industry-developed rules for the licensing of patents for wireless cellular standards. For more than two decades, the mobile industry has been one of the most vibrantly competitive industries in the world, in large part due to the sharing of technology through licenses by patent owners that voluntarily committed to be bound by those rules. Broadcom’s proposal would divert from longstanding industry practice, risking a loss not only for the innovation future of Qualcomm, but also for consumers.

The current Assistant Attorney General for the U.S. Department of Justice’s Antitrust Division, Makan Delrahim, has recognized the important principle that proper valuation of technological advancements makes a crucial contribution to future innovation. In a November 2017 speech, AAG Delrahim focused on the need to return to an economically-sound, effects-based approach to licensing conduct involving patents for wireless cellular standards, the very technology at the heart of Broadcom’s rhetoric. AAG Delrahim underscored that antitrust enforcers have likely “strayed too far in the direction of accommodating the concerns of technology implementers,” which risks undermining incentives for innovators, like Qualcomm, to continue their crucial technology development efforts. This statement comes at a time when there is increased interest in stronger intellectual property (IP) protections in the U.S. system, something that is now echoed even in China’s recent initiatives to strengthen IP rights.

The intensive race for the design of future communications technology, which has been a significant driver of our recent domestic prosperity, includes fewer and fewer American companies. Qualcomm stands at the forefront of this race. But Broadcom’s misplaced zeal to revamp Qualcomm’s licensing practices runs the risk of stifling Qualcomm’s future innovation and further reducing the role of the U.S. in this international race, with a certainty that costs will accompany the change. The failure to account for that cost is myopic.

Mr. Rill formerly served as Assistant Attorney General in charge of the U.S. Department of Justice’s Antitrust Division and Chairman of the ABA’s Antitrust Section. The views are solely those of the author.

Source:

https://www.realclearmarkets.com/articles/2018/02/15/broadcoms_assault_on_qualcomm_is_a_threat_to_innovation_103151.html

ADDITIONAL INFORMATION

Qualcomm has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”). QUALCOMM SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Qualcomm with the SEC without charge from the SEC’s website at www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS

Qualcomm, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Qualcomm’s shareholders in connection with the matters to be considered at the 2018 Annual Meeting. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Additionally, statements regarding operating results for future years, growth in operating results and the factors contributing to future operating results; the resolution of licensing disputes and the impact and timing thereof; expected market, industry, geographic and organic growth and trends; future serviceable addressable market size and growth; anticipated contributions from and growth in new opportunities; benefits from planned cost reductions; technology and product leadership and trends; Qualcomm’s positioning to benefit from any of the above; potential benefits and upside to Qualcomm’s shareholders related to any of the above; and the regulatory process and regulatory uncertainty are forward-looking statements. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should,” “will” and similar expressions are intended to identify such forward-looking statements. These statements are based on Qualcomm’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, and other factors affecting the operations of Qualcomm. More detailed information about these factors may be found in Qualcomm’s filings with the SEC, including those discussed in Qualcomm’s most recent Annual Report on Form 10-K and in any subsequent periodic reports on Form 10-Q and Form 8-K, each of which is on file with the SEC and available at the SEC’s website at www.sec.gov. SEC filings for Qualcomm are also available in the Investor Relations section of Qualcomm’s website at www.qualcomm.com. Qualcomm is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.